UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 15, 2016

FXCM Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34986	27-3268672
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

55 Water Street, FL 50 New York, NY, 10041

(Address of Principal Executive Offices) (Zip Code)

(646) 432-2986

 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Subsequent to the filing of FXCM Inc.’s (the “Company”) Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016 on November 8, 2016 (the “Original Form 10-Q”), the Company discovered financial statement errors attributable to the overstatement of redeemable non-controlling interest of $43.9 million as of September 30, 2016. The overstatement was the result of an error in determining the initial values of the controlling and non-controlling membership interests in FXCM Group, LLC ("Group") as of September 1, 2016, the date of completion of the previously disclosed restructuring transaction between the Company and Leucadia National Corporation. Consequently, total stockholders' deficit of the Company was also overstated by $43.9 million as of September 30, 2016.

On November 15, 2016, the Audit Committee of the Board of Directors of the Company (the "Audit Committee") concluded, in consultation with management, that the previously issued condensed consolidated financial statements as of September 30, 2016 included in the Original Form 10-Q should no longer be relied upon due to the overstatement described above. Accordingly, investors should no longer rely upon the Company’s previously-issued financial statements as of and for the period ended September 30, 2016 and any earnings releases or other Company communications relating to this period.

As a result of the error, the Audit Committee and the Company's management determined that the Company would restate the previously issued condensed consolidated statements of financial condition and stockholders' deficit as of September 30, 2016, which were included in the Original Form 10-Q, and to amend certain related disclosures, including management's evaluation of disclosure controls and procedures as of September 30, 2016, through the filing of an amended Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2016 concurrent with the filing of this Item 4.02(a) Form 8-K. The error did not impact prior periods, and did not impact the condensed consolidated statements of operations, comprehensive (loss) income or cash flows included in the Original Form 10-Q for any periods.

The statements above regarding the expected effects of the restatement constitute forward-looking statements that are based on the Company’s current expectations. The actual changes to the financial statements and detailed information regarding the elements of the restatement will be included in the Company’s amended Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2016. There can be no assurance that the actual changes to the financial statements and the effect of those changes on the Company’s financial position and results of operations will not differ, possibly materially, from the Company’s current expectations. Refer to the “Caution Regarding Forward-Looking Statements” section below.

The Audit Committee has discussed the matters disclosed in this Form 8-K pursuant to this Item 4.02(a) with the Company’s independent registered public accounting firm, Ernst & Young LLP.

As a result of the determination to restate the previously issued financial statements, management re-evaluated the effectiveness of its disclosure controls and procedures as of September 30, 2016. Based on that evaluation, management identified a material weakness in the Company’s internal control over financial reporting. Specifically, in accounting for the non-controlling interest in Group issued during the third quarter of 2016, effective controls were not maintained over the allocation of the net assets of Group to the controlling and non-controlling membership interests at inception. Due to the material weakness, management, including the Chief Executive Officer and Chief Financial Officer, concluded that, as of September 30, 2016, the Company's disclosure controls and procedures were not effective.

Caution Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements regarding materiality or significance, the quantitative effects of the restated financial statements, and any anticipated conclusions of the Audit Committee or the Company’s management with respect to the matters relating to the Company’s accounting. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results, as well as the Company’s expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of the Company’s disclosure controls and procedures and the effectiveness of the Company’s internal control over financial reporting, to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the risk that additional information may become known prior to the expected filing with the SEC of the Company’s amended Quarterly Reports on Form 10-Q or that other subsequent events may occur that would require the Company to make additional adjustments to its financial statements. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.

By:	/s/David S. Sassoon
	Name:	David S. Sassoon
	Title:	General Counsel

Date:  November 18, 2016